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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-A

                           FOR REGISTRATION OF CERTAIN
                         CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(b) OR 12(g) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

                    -----------------------------------------

                           DURA PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                 95-3645543
   -----------------------------------     ------------------------------------
         (State of incorporation           (I.R.S. Employer Identification No.)
            or organization)

                               7475 LUSK BOULEVARD
                              SAN DIEGO, CA  92121
               (Address of principal executive offices) (Zip Code)


 If this form relates to the            If this form relates to the
 registration of a class of securities  registration of a class of securities
 pursuant to Section 12(b) of the       pursuant to Section 12(g) of the
 Exchange Act and is effective          Exchange Act and is effective pursuant
 pursuant to General Instruction A(c)   to General Instruction A(d) please
 please check the following box. / /    check the following box.  x

Securities Act registration statement to which this form relates:
333-37673/37673-01
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Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                        Name of Each Exchange on Which
     to be so Registered                        Each Class is to be Registered
     -------------------                        ------------------------------

      Not Applicable                                     Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Warrants to purchase one-fourth of one share of common stock, par value $.001 per share
-------------------------------------------------------------------------------
                                (Title of class)


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                                (Title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


          This registration statement relates to certain warrants ("Warrants") of Dura Pharmaceuticals, Inc. ("Dura"). A description of such Warrants is contained under the heading "Description of the Warrants" in that certain registration statement on Form S-1/S-3 (Registration No. 333-37673 and 333-37673-01) filed with the Securities and Exchange Commission by Spiros Development Corporation II, Inc. and Dura on October 10, 1997, as amended (the "Registration Statement"), which Registration Statement is hereby incorporated by reference. In addition, the form of prospectus filed by the registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.


ITEM 2.   EXHIBITS.

          1.   Form of Warrant Agreement, including Form of Warrant, filed as
               Exhibit 4.2 to the Registration Statement.

          2. Certificate of Incorporation of Dura, previously filed as, and hereby incorporated by reference to, Exhibit 3.2 to Dura's Form 10-Q (File No. 000-19809) for the quarterly period ended June 30, 1997, filed on July 15, 1997.

          3.   Specimen Stock Certificate for Dura Common Stock.


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                                    SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                DURA PHARMACEUTICALS, INC.



Date:  December 11, 1997                        By: /s/ Mitchell R. Woodbury
                                                    --------------------------
                                                    Mitchell R. Woodbury
                                                    Senior Vice President
                                                    and General Counsel



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